Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial statements of Revolution Acceleration Acquisition Corp, “RAAC”, present the combination of the financial information of RAAC and Berkshire Grey, Inc., (“Berkshire Grey”), adjusted to give effect to the Business Combination (the “Combined Company”) and consummation of the transactions contemplated by the Subscription Agreements (collectively, the “Transactions”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Transactions occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and year ended December 31, 2020 present pro forma effect to the Transactions as if they had been completed on January 1, 2020.

The unaudited pro forma condensed combined financial statements do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

This information should be read together with RAAC’s and Berkshire Grey’s respective audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of RAAC,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Berkshire Grey,”, which are set forth in the Proxy Statement/Prospectus and are incorporated herein by reference, and other financial information included elsewhere in this Current Report on Form 8-K.

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Berkshire Grey has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Berkshire Grey’s stockholders will have a majority of the voting power;

•	The majority of the members of the existing board of directors of Berkshire Grey will comprise the majority of the members of the Combined Company Board;

•	Berkshire Grey’s existing management will comprise the management of the Combined Company;

•	Berkshire Grey will comprise the ongoing operations of the Combined Company;

•	Berkshire Grey is the larger entity based on historical revenues and business operations; and

•	Combined Company will assume Berkshire Grey’s name.

Under this method of accounting, RAAC is the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Berkshire Grey issuing stock for the net assets of RAAC, accompanied by a recapitalization. The net assets of RAAC are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined financial information includes the redemption of 23,251,823 of RAAC Public Shares at a redemption price of $10.00 per share, transaction costs of approximately $27.4 million which include deferred underwriting commissions from RAAC’s IPO, 16,500,000 shares of RAAC Class A Common Stock issued pursuant to the PIPE Investment, and 196,765,903 shares of RAAC Class A Common Stock are issued as Merger Consideration.

Description of the Transactions

On February 23, 2021, RAAC entered into the Merger Agreement. Pursuant to the terms of the Merger Agreement, a business combination between RAAC and Berkshire Grey was affected through the merger of Merger Sub with and into Berkshire Grey, with Berkshire Grey surviving the merger as a wholly owned subsidiary of RAAC. At the effective time of the Business Combination, each share of Berkshire Grey preferred stock, par value $0.001 per share (“Berkshire Grey preferred stock”), and each share of Berkshire Grey common stock, par value $0.001 per share (“Berkshire Grey common stock”), was converted into the right to receive 5.87585 shares of RAAC’s Class A common stock, par value $0.0001 per share. The purchase price for the Berkshire Grey common stock and preferred stock had a cap of $2.25 billion. The consideration payable to Berkshire Grey stockholders consists of 225.0 million shares of RAAC Class A common stock at $10.00 per share (or $2.25 billion).

In connection with the execution of the Merger Agreement, RAAC entered into the Subscription Agreements. Pursuant to the Subscription Agreements, the Subscribers have agreed to purchase, and RAAC agreed to sell to the Subscribers, an aggregate of 16.5 million shares of Class A common stock for a purchase price of $10.00 per share and at an aggregate purchase price of $165.0 million (collectively, the “PIPE”). The obligations to consummate the transactions contemplated by the Subscription Agreements were conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement. The following pro forma condensed combined financial statements presented herein reflect the actual redemptions of 23,251,823 shares of Class A common stock by RAAC’s shareholders in conjunction with the stockholder vote on the Business Combination contemplated by the Merger Agreement at a meeting held on July 20, 2021.

(in thousands)	Purchase price	Shares Issued
Share Consideration to Berkshire Grey(a)(b)	$2,250,000	225,000

(a)	The value of Class A common stock issued to Berkshire Grey included in the consideration is reflected at $10.00 per share as defined in the Merger Agreement.
(b)

The total 225.0 million consideration shares include approximately 196.8 million shares to be issued for all issued and outstanding Berkshire Grey common and preferred stock plus approximately 28.2 million shares underlying unvested and/or unexercised restricted stock and options.

The following summarizes the unaudited pro forma common stock shares outstanding under the no redemption and maximum redemption scenarios:

Ownership

	Shares	%
RAAC Public Stockholders	5,498	2.4%
RAAC Sponsor and Directors	9,583	4.2%

Total RAAC	15,081	6.6%
Berkshire Grey(a)	196,766	86.2%
PIPE Shares	16,500	7.2%

Total Shares at Closing (excluding certain Berkshire Grey shares)	228,347	100%
Berkshire Grey-Remaining Consideration Shares(a)	28,234

Total Shares at Closing (including certain Berkshire Grey shares)	256,581

(a)

Total consideration to be issued to Berkshire Grey is $2.25 billion or 225.0 million shares ($10.00 per share price). The total shares to be issued includes Berkshire Grey common and preferred stock plus shares underlying unvested and/or unexercised restricted stock and stock options. Accordingly, the consideration shares outstanding at the closing of the Business Combination has been adjusted to exclude the portion of consideration shares that will be attributed to unvested, and/or unexercised share awards at the closing of the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and year ended December 31, 2020 are based on the historical financial statements of RAAC and Berkshire Grey. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED RAAC BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands)

	RAAC Historical	RAAC Pro Forma Adjustments	Note 3	RAAC As Adjusted
ASSETS
CURRENT ASSETS
Cash and cash equivalents	124	41,193	(A)	41,317
Accounts receivable	—	—		—
Inventories	—	—		—
Deferred fulfillment costs	—	—		—
Prepaid expenses	365	—		365
Deferred transaction costs
Other current assets	—	—		—

Total current assets	489	41,193		41,682
Property and equipment - net	—	—		—
Restricted cash	—	—		—
Cash held in trust account	287,539	(287,539)	(B)	—
Other non-current assets	—	—		—

Total Assets	288,028	(246,346)		41,682

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’
CURRENT LIABILITIES
Accounts payable	—	—		—
Accrued expenses	3,053	—		3,053
Contract liabilities	—	—		—
Promisory Note - related party	500			500
Other current liabilities	—	—		—

Total current liabilities	3,553	—		3,553
Deferred underwriting fee payable	10,063	(10,063)	(C)	—
Warrant liability	29,603	—		29,603
Share-based compensation liability	—	—		—
Other non-current liabilities	—	—		—

Total Liabilities	43,219	(10,063)		33,156

MEZZANINE EQUITY
Redeemable convertible preferred stock	—	—		—
Class A common stock subject to redemption	287,500	(287,500)	(D)	—
STOCKHOLDERS’ EQUITY (DEFICIT)	—			—
Class A common stock	—	—		—
Class B common stock	—	—		—
Class C common stock	1	—		1
Common stock	—	1	(D)	1
Additional paid-in capital	24	51,216	(D)	51,240
Accumulated deficit	(42,716)	—		(42,716)
Accumulated other comprehensive income	—	—		—

Total stockholders’ equity (deficit)	(42,691)	51,217		8,526

Total liabilities and stockholders’ equity (deficit)	288,028	(246,346)		41,682

UNAUDITED PRO FORMA CONDENSED BERKSHIRE GREY BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands)

	Berkshire Grey Historical	Berkshire Grey Pro Forma Adjustments	Note 3	Berkshire Grey As Adjusted
ASSETS
CURRENT ASSETS
Cash and cash equivalents	52,830	(2,200)	(E)	50,630
Accounts receivable	2,669			2,669
Inventories	2,719			2,719
Deferred fulfillment costs	13,373			13,373
Prepaid expenses	2,537			2,537
Other current assets	2,091			2,091

Total current assets	76,219	(2,200)		74,019
Property and equipment - net	10,466			10,466
Restricted cash	1,121			1,121
Cash held in trust account	—	—		—
Deferred transaction costs	1,770	(1,770)		—
Other non-current assets	24			24

Total Assets	89,600	(3,970)		85,630

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	5,412			5,412
Accrued expenses	12,339	(1,770)		10,569
Contract liabilities	23,765			23,765
Other current liabilities	181			181

Total current liabilities	41,697	(1,770)		39,927
Deferred underwriting fee payable	—	—		—
Warrant liability	—			—
Share-based compensation liability	21,371	(3,158)	(F)	18,213
Other non-current liabilities	1,996			1,996

Total Liabilities	65,064	(4,928)		60,136

MEZZANINE EQUITY
Redeemable convertible preferred stock	223,442	(223,442)	(G)	—
Class A common stock subject to redemption	—	—		—
STOCKHOLDERS’ EQUITY (DEFICIT)
Class A common stock	—	—		—
Class B common stock	—	—		—
Class C common stock	—	—		—
Common stock	3	17	(G)	20
Additional paid-in capital	29,237	224,383	(E), (F), (G)	253,620
Accumulated deficit	(228,141)	—		(228,141)
Accumulated other comprehensive income	(5)	—		(5)

Total stockholders’ equity (deficit)	(198,906)	224,400		25,494

Total liabilities and stockholders’ equity (deficit)	89,600	(3,970)		85,630

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands)

	RAAC as Adjusted	Berkshire Grey As Adjusted	Transaction Accounting Adjustments	Note 3	Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$41,317	$50,630	$153,561	(A)	$245,508
Accounts receivable	—	2,669	—		2,669
Inventories	—	2,719	—		2,719
Deferred fulfillment costs	—	13,373	—		13,373
Prepaid expenses	365	2,537	—		2,902
Deferred transaction costs	—	—	—		—
Other current assets	—	2,091	—		2,091

Total current assets	41,682	74,019	153,561		269,262
Property and equipment - net	—	10,466	—		10,466
Restricted cash	—	1,121	—		1,121
Cash held in trust account	—	—	—		—
Other non-current assets	—	24	—		24

Total Assets	$41,682	$85,630	$153,561		$280,873

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$—	$5,412	$—		$5,412
Accrued expenses	3,053	10,569	—		13,622
Contract liabilities	—	23,765	—		23,765
Promisory Note - related party	500				500
Other current liabilities	—	181	—		181

Total current liabilities	3,553	39,927	—		43,480
Deferred underwriting fee payable	—	—	—		—
Warrant liability	29,603	—	—		29,603
Share-based compensation liability	—	18,213	—		18,213
Other non-current liabilities	—	1,996	—		1,996

Total Liabilities	33,156	60,136	—		93,292

MEZZANINE EQUITY
Redeemable convertible preferred stock	—	—	—		—
Class A common stock subject to redemption	—	—	—		—
STOCKHOLDERS’ EQUITY (DEFICIT)
Class A common stock	—	—	—		—
Class B common stock	—	—	—		—
Class C common stock	1	—	—		1
Common stock	1	20	2	(E)	23
Additional paid-in capital	51,240	253,620	110,843	(D),(E)	415,703
Accumulated deficit	(42,716)	(228,141)	42,716	(E)	(228,141)
Accumulated other comprehensive income	—	(5)	—		(5)

Total stockholders’ equity (deficit)	8,526	25,494	153,561		187,581

Total liabilities and stockholders’ equity (deficit)	$41,682	$85,630	$153,561		$280,873

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except per share data)

	RAAC Historical	Berkshire Grey Historical	Pro Forma Adjustments	Note 3	Pro Forma
Revenue	$—	$8,468	$—		$8,468

Cost of revenue	—	9,938	—		9,938

Gross profit	—	(1,470)	—		(1,470)

Operating expenses:
General and administrative	—	8,853	1,328	(H) (I)	10,181
Sales and marketing	—	38,023	—		38,023
Research and development	—	28,051	—		28,051
Change in fair value of warrant liability	6,741	—	—		6,741
Transaction costs	—	—	—		—
Compensation expense	—	—	—		—
Formation and operational costs	4,486	—	(4,486)	(I)	—

Total operating expenses	11,227	74,927	(3,158)		82,996

Loss from operations	(11,227)	(76,397)	3,158		(84,466)

Other income (expense):
Interest income	—	14	—		14
Other income	—	(42)	—		(42)
Interest income (expense) on marketable securities held in trust account	47	—	(47)	(J)	—
Unrealized gain (loss) on marketable securities held in trust account	—	—	—	(K)	—

Net loss before income tax	(11,180)	(76,425)	3,111		(84,494)
Income tax	—	12	—		12

Net loss	(11,180)	(76,437)	3,111		(84,506)

Weighted average common shares outstanding	10,658	3,782			228,347
Net loss per common share - basic and diluted	$(1.05)	$(20.21)			$(0.37)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except per share data)

	RAAC Historical	Berkshire Grey Historical	Pro Forma Adjustments	Note 3	Pro Forma
Revenue	$—	$34,835	$—		$34,835

Cost of revenue	—	32,009	—		32,009

Gross profit	—	2,826	—		2,826

Operating expenses:
General and administrative	—	15,935	718	(H) (I)	16,653
Sales and marketing	—	12,910			12,910
Research and development	—	35,806			35,806
Change in fair value of warrant liability	590	—	—		590
Transaction costs	828	—	(828)	(I)	—
Compensation expense	52	—	(52)	(I)	—
Formation and operational costs	173	—	(173)	(I)	—

Total operating expenses	1,643	64,651	(335)		65,959

Loss from operations	(1,643)	(61,825)	335		(63,133)

Other income (expense):
Interest income	—	280	—		280
Other income	—	3,907	—		3,907
Interest income (expense) on marketable securities held in trust account	8	—	(8)	(J)	—
Unrealized gain (loss) on marketable securities held in trust account	(17)	—	17	(K)	—

Net loss before income tax	(1,652)	(57,638)	344		(58,946)
Income tax	—	5	—		5

Net loss	(1,652)	(57,643)	344		(58,951)

Weighted average common shares outstanding	9,280	3,554			228,347
Net loss per common share - basic and diluted	$(0.18)	$(16.22)			$(0.26)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, RAAC is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Berkshire Grey issuing stock for the net assets of RAAC, accompanied by a recapitalization. The net assets of RAAC are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Transactions occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and year ended December 31, 2020 presents the pro forma effect of the Transactions as if they had been completed on January 1, 2020.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•

RAAC’s unaudited statement of operations for the six months ended June 30, 2021 and the related notes included thereto which are included elsewhere in this Quarterly Report on Form 10-Q and incorporated herein by reference; and

•	Berkshire Grey’s unaudited consolidated statements of operations for the six months ended June 30, 2021 and the related notes, included elsewhere in this Current Report on Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following historical financial statements and notes thereto, which are included elsewhere in the Proxy Statement and incorporated herein by reference:

•	RAAC’s audited statement of operations for the year ended December 31, 2020; and

•	Berkshire Grey’s audited consolidated statement of operations for the year ended December 31, 2020.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. They should be read in conjunction with the historical financial statements and notes thereto of RAAC and Berkshire Grey.

2.	Accounting Policies

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align RAAC’s and Berkshire Grey’s financial statement presentation. Management performed a comprehensive review of RAAC’s and Berkshire Grey’s accounting policies. Based on its initial analysis, management has identified the presentation differences that would have an impact on the unaudited pro forma condensed combined financial information and recorded the necessary adjustments.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, which requires the depiction of the accounting for the transaction (“Transaction Accounting Adjustments”) and presentation of the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). RAAC has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Combined Company filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of RAAC’s shares outstanding, assuming the Transactions occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(A)	Reflects the release of cash held in trust account less payment of deferred underwriting fees and RAAC transaction expenses.

The table below represents the sources and uses of funds as it relates to the Business Combination:

(in thousands)	Note
RAAC cash held in trust account	(1)	$287,539
PIPE - RAAC Investors	(2)	64,000
PIPE - New Investors	(2)	101,000
Payment to redeeming RAAC Stockholders	(3)	(232,551)
Payment of RAAC deferred underwriting commissions	(4)	(10,063)
Payment of RAAC accounting, legal and insurance fees	(5)	(3,732)
Payment of RAAC financial advisory fees	(6)	(4,574)
Payment of RAAC insurance premiums	(7)	(790)
Payment of Berkshire Grey accounting and legal fees	(8)	(2,200)
Payment of Berkshire Grey financial advisory fees	(9)	(6,077)

Excess cash to balance sheet from Business Combination		$192,552

(1)	Represents the amount of the restricted investments and cash held in the trust account upon consummation of the Business Combination.
(2)	Represents the aggregate gross proceeds of the PIPE Investment.
(3)	Represents the payment to RAAC stockholders who are exercised redemption rights.
(4)	Represents the payment of deferred RAAC IPO underwriting commissions by RAAC upon consummation of the Business Combination.
(5)	Represents the aggregate of the estimated payments of accounting, legal, financial advisory and placement agent fees by RAAC upon consummation of the Business Combination.
(6)	Represents payment of financial advisory fees by RAAC calculated as $4,500,000 plus approximately $74,000 in reimbursements.
(7)	Represents payment of six year “tail” director and officer insurance premiums by RAAC.
(8)	Represents payment of legal and accounting fees by Berkshire Grey.
(9)

Represents payment of financial advisory fees by Berkshire Grey calculated as $5,000,000 plus and creditable against 2.75% of the sum of the cash held in the Trust Account net of redemptions and the PIPE Investment Amount.

(B)	Reflects the release of cash held in trust account upon consummation of the Business Combination at closing (See Note 3(A)(1)).

(C)

Reflects the payment of deferred RAAC IPO underwriting commissions by RAAC in the amount of approximately $10.1 million (see Note 3(A)(4)). The unaudited pro forma condensed combined balance sheet reflects payment of these costs as a reduction of cash, with a corresponding decrease in deferred underwriting commission liability.

(D)

Post-Business Combination Class C common stock and warrant liabilities are classified as equity and liabilities, respectively. The following table represents the impact of the Business Combination and PIPE Investment on the number of shares of RAAC Class A common stock and represents the equity section:

	Common Stock
	Number of Shares			Par Value
(in thousands)	Class A Stock	Class B Stock	Class C Stock	Class A Stock	Class B Stock	Class C Stock	Berkshire Grey Stock	Additional paid-in capital	Accumulated deficit	Accumulated Other Comprehensive Income
Pre-Business Combination - RAAC stockholders	—	3,833	5,750	$—	$—	$1	$—	$24	$(42,716)	$—
Pre-Business Combination - Berkshire Grey	—	—	—	3	—	—	223,442	29,237	(228,141)	(5)
Conversion of Class B common stock to Class A common stock	3,833	(3,833)	—	—	—	—	—	—	—	—
Reclassification of redeemable stock to Class A common stock	28,750	—	—	3	—	—	—	287,497	—	—
Less: Redemption of redeemable shares	(23,252)	—	—	(2)	—	—	—	(232,549)	—	—
Reclassification of Berkshire Grey liability classified Stock awards to Equity	—	—	—	—	—	—	—	3,158	—	—
Berkshire Grey Stockholders	196,766	—	—	20	—	—	—	(20)	—	—
PIPE - RAAC Shareholders	6,400	—	—	1	—	—	—	64,000	—	—
PIPE - New Investors	10,100	—	—	1	—	—	—	101,000	—	—

Balances after share transactions of Combined Entity	222,597	—	5,750	26	—	1	223,442	$252,347	(270,857)	(5)

Estimated transaction costs	—	—	—	—	—	—	—	(17,373)	—	—
Elimination of historical accumulated deficit of RAAC	—	—	—	—	—	—	—	(42,716)	42,716	—
Elimination of historical par amounts for Class A, Class B	—	—	—	—	—	—	—	—	—	—
Elimination of historical stock of Berkshire Grey	—	—	—	(3)	—	—	(223,442)	223,445	—	—

Post-Business Combination	222,597	—	5,750	$23	$—	$1	$—	$415,703	$(228,141)	$(5)

(E)	Reflects payment of Berkshire Grey related transaction expenses, including a reduction of deferred transaction costs and accrued liabilities.

(F)

Share-based compensation liability reflects restricted stock awards issued to an executive officer, who purchased the awards using the proceeds received from the partial recourse secured promissory note issued by the Company. In conjunction with the Transactions, the promissory note was settled through the repurchase of 174,243 shares of vested common stock. The pro forma adjustments recorded reduces the share-based liability to account for the repurchase of shares described above.

(G)	Reflects conversion of preferred stock, payment of transaction expenses (see note 3(E) and settlement of promissory note (see note 3(F)).

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and year ended December 31, 2020 are as follows:

(H)

In conjunction with the Transactions, a partial recourse promissory note issued to an executive officer, the proceeds of which were used to purchase restricted stock awards, was settled through the repurchase of 174,243 shares of vested common stock. This adjustment reflects a corresponding reduction in stock-based compensation expense as a result of fewer outstanding shares associated with the stock award of approximately $3.3 million and $0.4 million for the six months ended June 30, 2021 and year ended December 31, 2020, respectively. The adjustment assumes the promissory note is settled via repurchase of at the time pro forma adjustment occurred.

(I)

Reflects the reclassification of transaction costs, compensation expense and formation and operational costs incurred by RAAC of approximately $3.3 million and $1.0 million for the six months ended June 30, 2021 and year ended December 31, 2020, respectively, to General and Administrative expenses on the condensed combined statements of operations.

(J)	Reflects the elimination of interest income earned on marketable securities held in the RAAC trust account.

(K)	Reflects the elimination of unrealized loss on marketable securities held in the RAAC trust account.

4.	Loss Per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Transactions, assuming the shares were outstanding since January 1, 2020. As the Transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire periods presented. This calculation is retroactively adjusted to eliminate redeemed shares for the entire periods.

The unaudited pro forma condensed combined financial information has been prepared for the six months ended June 30, 2021 and year ended December 31, 2020:

(in thousands, except per share amounts)	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Pro forma net loss	$(84,506)	$(58,951)
Pro forma weighted average shares outstanding-basic and diluted	228,347	226,527
Pro forma net loss per share-basic and diluted	$(0.37)	$(0.26)

Pro forma weighted average shares outstanding-basic and diluted

RAAC public stockholders	5,498	5,498
RAAC Sponsor	9,583	9,583

Total RAAC	15,082	15,082
Berkshire Grey(a)	196,766	194,945
PIPE Shares	16,500	16,500

Pro forma weighted average shares outstanding-basic and diluted (b)	228,348	226,527

(a)

Excludes approximately 28.2 million and 33.6 million Berkshire consideration shares for the six months ended June 30, 2021 and for year ended December 31 2020, respectively, that will be issued upon the occurrence of future events (i.e., exercise of stock options). Total consideration to be issued to Berkshire Grey is $2.25 billion or 225 million shares ($10 per share price). The total shares to be issued includes all issued and outstanding Berkshire Grey common and preferred stock plus shares underlying unvested stock options. Accordingly, the weighted average pro forma shares outstanding at close has been adjusted to exclude the portion of consideration shares that will be unvested, unissued, and/or unexercised at the closing of the Business Combination.

(b)

For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all Berkshire Grey stock options are exchanged for Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share. Shares underlying these instruments include approximately 30.9 million Berkshire consideration shares for unvested, unissued, and/or unexercised stock options.